EXHIBIT 99.1

OPHIDIAN Pharmaceuticals, Inc.
5445 East Cheryl Parkway, Madison
Phone (608) 271-0878   FAX (608) 277-2395


FOR IMMEDIATE RELEASE


                  For more information, please contact:
          Mr. Donald L. Nevins, Vice President, Finance
                                     (608) 271-0878x108
                              E-mail:  dnevins@ophd.com

Ophidian Secures $1.3 Million from Patent Sale

     MADISON, Wisconsin (March 28, 2000) - Ophidian
Pharmaceuticals, Inc. - NASDAQ [OPHD] & Pacific
Exchange [OPD] reported today that it has sold for $1.3 million five of its patent and patent applications from its portfolio of over 90 issued or pending patents.
The patents sold are unrelated to Ophidian's core development programs. Ophidian's Chief Executive
Officer, Douglas Stafford stated, "This sale represents our ongoing efforts to realize value from our patent estate while maintaining focus on our core technology and development products." The company's lead products are based on the oral delivery of antibodies from hen eggs that are designed to treat infectious and inflammatory diseases of the intestinal tract. The company is currently conducting a Phase II clinical trial of OPHD 001, a drug for the treatment of Clostridium difficile associate disease. The company's second oral antibody product, OPHD 002, for the treatment of inflammatory bowel disease is in pre-clinical development.
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